Exhibit 99.1 - Press Release dated June 25, 2009, “United Financial Bancorp, Inc. to Acquire CNB Financial Corp.”

Company Contact:	Company Contact:

Richard B. Collins	Charles R. Valade
President and Chief Executive Officer	President and Chief Executive Officer
United Financial Bancorp, Inc.	CNB Financial Corp.
Tel: (413) 787-1700	Tel: (508) 752-4800

FOR IMMEDIATE RELEASE

UNITED FINANCIAL BANCORP INC. TO ACQUIRE CNB FINANCIAL CORP.

WEST SPRINGFIELD, MASSACHUSETTS and WORCESTER, MASSACHUSETTS--JUNE 25, 2009--United Financial Bancorp, Inc. [NASDAQ: UBNK] (“United Financial”) and CNB Financial Corp. [OTCBB:CFNA] (“CNB Financial”) today announced the signing of an agreement and plan of merger, pursuant to which CNB Financial will merge with and into United Financial and Commonwealth National Bank will merge with and into United Bank.  CNB Financial and Berkshire Hills Bancorp will terminate their previously announced merger agreement.

CNB Financial, a publicly traded bank holding company, operates six branches in Worcester County and had $297 million in total assets and $202 million in deposits as of March 31, 2009.  Upon completion of the merger, the pro forma company will have approximately $1.5 billion in total assets, approximately $1.0 billion in deposits, more than $220 million of tangible common equity and will be well capitalized and positioned for future growth.

Richard B. Collins, President and Chief Executive Officer of United Financial said, “The strategic combination of our two companies marks United Financial’s initial expansion into Worcester County.  We have wanted to be in Worcester County for some time and we believe that our brand of banking will fit well with CNB Financial’s culture, staff and customers.  We look forward to serving the greater Worcester community.”  Collins added that his 18 years working as a banker in Worcester and the Bank's interest in expanding its charitable giving programs to include Worcester County will further assist United Bank in becoming a partner with local businesses and community organizations.

CNB Financial President and Chief Executive Officer, Charles R. Valade, noted that “CNB Financial’s Board of Directors determined that combining with United Financial is the right partnership for our shareholders and our franchise. We are very excited about the prospects for the combined organization.”

United Financial will acquire the outstanding shares of CNB Financial for an aggregate purchase price of approximately $25 million, which includes outstanding stock options and warrants.  Under the terms of the agreement, CNB Financial shareholders will have the opportunity to elect to receive either: (1) $10.75 per share in cash for each CNB Financial share; (2) 0.8257 United Financial shares for each CNB Financial share; or (3) a combination of United Financial common stock and cash, provided that the total cash consideration paid by United Financial to shareholders of CNB Financial equals 50% of the total merger consideration.  All CNB Financial shareholder elections will be subject to the allocation and proration procedures set forth in the merger agreement.  The transaction value represents 125.6% of CNB Financial’s tangible book value and a 3.8% premium to core deposits.

In connection with CNB Financial’s execution of a definitive merger agreement with United Financial, CNB Financial and Berkshire Hills Bancorp, Inc. have mutually agreed to terminate their previously executed merger agreement, dated as of April 29, 2009 and as amended as of May 21, 2009, and will no longer pursue their proposed business combination.  In accordance with the terms of the prior merger agreement between CNB Financial and Berkshire Hills Bancorp, Berkshire Hills Bancorp will receive a termination fee of $970,000 in connection with the parties’ mutual termination of the agreement.

“We appreciate the interest in our franchise shown by Berkshire Hills Bancorp,” stated Mr. Valade.  “However, after thorough due diligence, we believe that a merger with United Financial will result in the greatest value for our shareholders.”

United Financial expects that its close proximity to CNB Financial and its familiarity with the CNB management and lending teams will provide for manageable integration risk, achievable synergies, and improved operational efficiency for the combined institution. Excluding one-time merger costs and assuming cost savings of approximately 15% of CNB Financial’s operating expenses, it is anticipated that this transaction will result in 9% accretion to 2010 operating earnings per share.  United Financial expects to record a pre-tax restructuring charge of approximately $4.0 million, including a one-time termination fee payable to Berkshire Hills Bancorp, Inc., which may be reimbursed under certain circumstances as set forth in the merger agreement.

Richard B. Collins will continue as President and Chief Executive Office for the combined company and Charles R. Valade will become an Executive Vice President of United Bank.  The Boards of Directors of United Financial and United Bank will be expanded by one member each to include one current member of CNB Financial’s Board.

The companies expect to consummate the transaction in the fourth quarter of 2009, subject to customary closing conditions, including regulatory approvals and approval of CNB Financial shareholders. The holding company will remain headquartered in West Springfield, Massachusetts.

Stifel, Nicolaus & Company, Incorporated, with lead banker Mark B. Cohen acted as financial advisor for United Financial and Locke Lord Bissell & Liddell LLP, with lead lawyer Douglas P. Faucette, acted as its legal advisor in the transaction.  Keefe, Bruyette & Woods, Inc., with lead banker Patricia McJoynt, acted as financial advisor to CNB Financial, and Kilpatrick Stockton LLP, with lead lawyer Scott A. Brown, acted as its legal advisor.

About United Financial

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered savings bank headquartered at 95 Elm Street, West Springfield, MA 01090. United Financial, the parent company of United Bank, had $1.2 billion in assets, $795.3 million in deposits and $217.5 million in equity as of March 31, 2009. United Financial’s common stock is traded on the NASDAQ Global Select Market under the symbol “UBNK.” United Bank provides an array of financial products and services through its 15 full service branch offices and two express drive up branches located throughout Western Massachusetts. Through its Wealth Management Group and its partnership with NFP Securities, Inc., United Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding United Bank's products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

About CNB Financial

Commonwealth National Bank, a wholly-owned subsidiary of CNB Financial Corp., opened its doors in December 2001. It was the first new bank started in the Worcester area in more than 15 years. Recognized for its personalized service, state-of-the art products and experienced bankers, Commonwealth offers branches in Worcester at 33 Waldo Street, One West Boylston Street and 1393 Grafton Street, as well as at 564 Main Street in Shrewsbury, 701 Church Street in Northbridge and 26 West Boylston Street in West Boylston, Massachusetts.  Additional information is available on the CNB Financial’s website at www.commonwealthworcester.com. The shares of CNB Financial are traded on the Over The Counter Bulletin Board under the symbol “CFNA.”

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the companies. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The companies’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of each company and their subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in each company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Neither company undertakes – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

United Financial will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). CNB Financial shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about United Financial and CNB Financial at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by United Financial also can be obtained, when available and without charge, by directing a request to United Financial Bancorp, Inc., Attention: Dena Hall, Senior Vice President Marketing & Community Relations, 95 Elm Street, West Springfield, MA 01090-9020, Phone: 413-787-1292, or to CNB Financial Corp., Inc., Attention: Charles R. Valade, President and CEO, 33 Waldo Street, Worcester, MA 01613, Phone (508) 752-4800.

CNB Financial, United Financial and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CNB Financial in connection with the merger. Information about the directors and executive officers of CNB Financial and their ownership of CNB Financial common stock is set forth in CNB Financial’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at CNB Financial at the address in the preceding paragraph. Information about the directors and executive officers of United Financial is set forth in United Financial’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from United Financial at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.